Exhibit 99.1

FOR IMMEDIATE RELEASE

Pinnacle Foods Inc. Announces Pricing of 5 7⁄8% Senior Notes due 2024

PARSIPPANY, NEW JERSEY, January 11, 2016 - In connection with its previously-announced acquisition of Boulder Brands, Inc. (“Boulder”), Pinnacle Foods Inc. (NYSE: PF) announced that its indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC (“Pinnacle Finance”), priced a private offering of $350 million aggregate principal amount of senior unsecured notes due 2024 (the “Notes”) at 5 7⁄8%. The Notes are expected to be issued on or around January 15, 2016.

Pinnacle Finance intends to use the net proceeds from the offering, together with the proceeds from previously-announced term loan borrowings under its senior secured credit facilities and cash on hand, to finance the acquisition of Boulder, repay debt outstanding under Boulder’s existing credit facilities and pay transaction costs.

The Notes will be co-issued with Pinnacle Finance’s wholly-owned subsidiary, Pinnacle Foods Finance Corp., and guaranteed by Pinnacle Foods Inc. and all of Pinnacle Finance’s existing and future domestic subsidiaries that guarantee Pinnacle Finance’s senior secured credit facilities, subject to certain exceptions.

The Notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Financial Contact

Maria Sceppaguercio

Senior Vice President, Investor Relations

(973) 541-8629

Media Contact

Chris DaVault

Manager, External Communications

973-541-8620; mediainquiries@pinnaclefoods.com

About Pinnacle Foods Inc.

In more than 85% of American households, consumers reach for Pinnacle Foods brands. Pinnacle Foods is ranked on Fortune Magazine’s 2014 Top 1000 companies list. We are a leading producer, marketer and distributor of high-quality branded food products, which have been trusted household names for decades. Headquartered in Parsippany, NJ, our business employs an average of 4,400 employees. We are a leader in the shelf-stable and frozen foods segments and our brands hold the #1 or #2 market position in 10 of the 14 major categories in which they compete. Our Duncan Hines Grocery segment manages brands such as Duncan Hines® baking mixes and frostings, Vlasic® and Vlasic Farmer’s Garden® shelf-stable pickles, Wish-Bone® and Western® salad dressings, Mrs. Butterworth’s® and Log Cabin® table syrups, Armour® canned meats, Brooks® and Nalley® chili and chili ingredients, Duncan Hines® Comstock® and Wilderness® pie and pastry fruit fillings and Open Pit® barbecue sauces. Our Birds Eye Frozen segment manages brands such as Birds Eye®, gardein™, Birds Eye Steamfresh®, C&W®, McKenzie’s®, and Freshlike® frozen vegetables, Birds Eye Voila!® complete bagged frozen meals, Van de Kamp’s® and Mrs. Paul’s® frozen prepared seafood, Hungry-Man® frozen dinners and entrées, Aunt Jemima® frozen breakfasts, Lender’s® frozen and refrigerated bagels, and Celeste® frozen pizza. Our Specialty Foods segment manages Tim’s Cascade Snacks®, Hawaiian® kettle style potato chips, Erin’s® popcorn, Snyder of Berlin® and Husman’s® snacks in addition to our food service and private label businesses. Further information is available at www.pinnaclefoods.com.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and we assume no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.